UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2009

IMPERIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

          On November 24, 2009, Imperial Capital Bancorp, Inc. (the "Company," "we," "us" or "our") issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it anticipates receiving a $17.4 million tax refund due to the recently enacted Worker, Homeownership and Business Assistance Act of 2009. This refund is in addition to the $3.8 million tax refund the Company had anticipated it would otherwise receive in 2009.

          The information in this Current Report on Form 8-K (including the press release attached hereto as Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report shall not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

          "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the possibility that the actual tax refunds we receive will be less than those currently anticipated; the possibility that we will be unable to comply with the conditions imposed upon us by the notification that our subsidiary bank, Imperial Capital Bank (the "Bank") received from the California Department of Financial Institutions (the "DFI") on November 6, 2009 (the "DFI Notification"), the Supervisory Prompt Corrective Action Directive issued by the Federal Deposit Insurance Corporation (the "FDIC") on October 15, 2009, the Order to Cease and Desist issued by the DFI and the FDIC issued February 17, 2009 or the Company's agreement with the Federal Reserve Board and the DFI dated July 28, 2009, including, without limitation, our inability to promptly raise sufficient capital or find a suitable buyer or merger partner, which could result in the imposition of additional restrictions on our operations and/or the placement of the Bank into FDIC conservatorship or receivership; changes in economic conditions, either nationally or in our market areas; fluctuations in loan demand, the number of unsold homes, other properties and real estate values; the quality or composition of our loan or investment portfolios; our ability to manage loan delinquency rates, which may be impacted by deterioration in the housing and commercial real estate markets that may lead to increased losses and non-performing assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses and may require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in our market areas; adverse changes in the securities markets, including the possibility that the Company will recognize additional credit losses from our mortgage backed securities as a result of other than temporary impairment ("OTTI") charges; results of examinations by the DFI, the FDIC or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, recognize additional OTTI charges on our investment securities, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses; the use of

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estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team and other key employees; costs and effects of pending and threatened litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations to us; changes in accounting policies,  principles or guidance, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, or their application to our business or audit adjustments; the economic impact of any terrorist actions; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2009 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company's financial condition, liquidity and operating and stock price performance.

Item 9.01  Financial Statements and Exhibits

            (d)     Exhibits

                      99.1       Press release dated November 24, 2009

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.
Date:	November 25, 2009	By:	/s/ Joseph W. Kiley, III Joseph W. Kiley, III President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 24, 2009